Exhibit 99.1

Mobiv Acquisition Corp. Announces the Separate Trading of its Class A Common Stock

and Warrants Commencing September 26, 2022

NEWARK, Delaware – September 23, 2022 – Mobiv Acquisition Corp. (NASDAQ: MOBV, the “Company”) announced that, commencing September 26, 2022, holders of the 8,700,000 units sold in the Company’s initial public offering may elect to separately trade the Class A common stock and warrants included in the units. Any units not separated will continue to trade on The Nasdaq Stock Market (the “Nasdaq”) under the symbol “MOBVU,” and the separated Class A common stock and warrants are expected to trade on the Nasdaq under the symbols “MOBV,” and “MOBVW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Unitholders will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A common stock and warrants.

The units were initially offered by the Company in an underwritten offering. EF Hutton, division of Benchmark Investments, LLC, acted as the sole book-running manager of the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on August 3, 2022.

The offering was made only by means of a prospectus. Copies of the prospectus related to this offering may be obtained from EF Hutton, division of Benchmark Investments, LLC at Attn: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mobiv Acquisition Corp.

Mobiv Acquisition Corp is a newly incorporated blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. The Company intends to focus its search for a target business in the electric vehicle (“EV”) and urban “smart” mobility industry that may include businesses adjacent thereto in the sustainable transportation and related ecosystem, which complement the Company’s management team’s backgrounds. The Company has not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Mobiv Acquisition Corp. is led by Peter Bilitsch, the Company’s Chief Executive Officer and Weng Kiat (Adron) Leow, the Company’s Chief Financial Officer. The Company’s independent directors include Lloyd Bloom, Garry Peagam, and Niels Strohkirch.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated separation of the units into Class A common stock and warrants. No assurance can be given that the units will be separated as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Mobiv Acquisition Corp

850 Library Avenue, Suite 204

Newark, Delaware 19711

Attn.: Mr. Peter Bilitsch

Chief Executive Officer

Email: peter.bilitsch@mobiv.ac

Tel.: +13027386680